Exhibit 99.1

Ollie’s Bargain Outlet Holdings, Inc. Provides Second Quarter Outlook

~ Comparable Store Sales Expected to Increase Approximately 40%

Harrisburg, PA., July 21, 2020 – Ollie’s Bargain Outlet Holdings, Inc. (Nasdaq: OLLI) today announced its outlook for the second quarter ending August 1, 2020.

Based on quarter-to-date trends, for the second quarter of fiscal 2020 the Company expects the following:

•	Total net sales of approximately $515 million;

•	Comparable store sales growth of approximately 40%;

•	Gross margin of approximately 39%, returning to historical second quarter levels;

•	Operating margin[1] of approximately 16%

John Swygert, President and Chief Executive Officer, stated, “We are excited about the strength in our business and comparable sales during the second quarter. Our ability to keep pace with the spike in demand and deliver outstanding comparable store sales growth and operating margins is a testament to our organization’s ability to execute at extraordinary levels.  I am extremely proud of and thankful for the efforts put forth by our entire organization. Our buyers worked quickly to secure great deals for our customers, our distribution center teams did an amazing job moving product through the supply chain and our store employees worked tirelessly to stock our shelves and serve our customers while maintaining a safe environment. The robust comparable store sales growth has decelerated in recent weeks, tracking in the positive mid-teens, and we expect growth to continue to moderate in the third and fourth quarters.  Overall, we believe our performance demonstrates the strength and resiliency of our business model.

Mr. Swygert continued, “Looking ahead, we remain very well positioned to benefit from the continued disruption in the marketplace.  Deal flow is strong and while we can’t control the continued uncertainties related to the impact of COVID-19 or the associated economic stimulus, we will keep doing what we do best; buy cheap and sell cheap, while maintaining discipline in how we operate our business. We remain excited about our long-term opportunities as we continue to leverage the agility of our unique closeout business model and execute our strategic growth plans.”

[1]	Operating margin is operating income as a percent of net sales.

Conference Call Information

The Company has not completed its quarter-end review process and the final results for the second quarter of fiscal 2020 may differ from the statements made in this press release. Further commentary will be provided when the Company releases its final financial results for the second quarter of fiscal 2020 on Thursday, August 27, 2020 after the market closes.  Following the release, at 4:30 p.m. Eastern Time the Company’s management will host a conference call to discuss the results.

Investors and analysts can participate on the conference call by dialing (800) 219-7052 or (574) 990-1029 and using conference ID #1174635. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at http://investors.ollies.us/.

About Ollie’s
We are a highly differentiated and fast growing, extreme value retailer of brand name merchandise at drastically reduced prices. We are known for our assortment of merchandise offered as Good Stuff Cheap®.  We offer name brand products, Real Brands! Real Bargains!®, in every department, including housewares, food, books and stationery, bed and bath, floor coverings, toys, health and beauty aids and other categories.  We currently operate 366 stores in 25 states throughout half of the United States. For more information, visit www.ollies.us.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance, including our second quarter business outlook or financial guidance, and industry outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including, but not limited to, legislation, national trade policy, and the following: our failure to adequately procure and manage our inventory or anticipate consumer demand; changes in consumer confidence and spending; risks associated with intense competition; our failure to open new profitable stores, or successfully enter new markets, on a timely basis or at all; the risks associated with doing business with international manufacturers and suppliers including, but not limited to, potential increases in tariffs on imported goods; outbreak of viruses or widespread illness, including the continued impact of COVID-19; our failure to hire and retain key personnel and other qualified personnel; our inability to obtain favorable lease terms for our properties; the failure to timely acquire, develop and open, the loss of, or disruption or interruption in the operations of, our centralized distribution centers; fluctuations in comparable store sales and results of operations, including on a quarterly basis; risks associated with our lack of operations in the growing online retail marketplace; risks associated with litigation, the expense of defense, and potential for adverse outcomes; our inability to successfully develop or implement our marketing, advertising and promotional efforts; the seasonal nature of our business; risks associated with the timely and effective deployment, protection, and defense of computer networks and other electronic systems, including e-mail; changes in government regulations, procedures and requirements; and our ability to service indebtedness and to comply with our financial covenants together with each of the other factors set forth under “Risk Factors” in our filings with the United States Securities and Exchange Commission (“SEC”). Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Ollie’s undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.  You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Investor Contact:
Jean Fontana
ICR
646-277-1214
Jean.Fontana@icrinc.com

Media Contact:
Tom Kuypers
Senior Vice President - Marketing & Advertising
(717) 657-2300
tkuypers@ollies.us